Exhibit 10.7

FOX PAINE & COMPANY, LLC
950 Tower Lane
Suite 1150
Foster City, California 94404

August 13, 2002

Paradigm Geotechnology B.V.
Teleportboulevard 140
1043 EJ Amsterdam
The Netherlands

Paradigm Geophysical Ltd.
Gay-Yam Center No. 3
9 Shenkar Street
Herzliya Pituach 46120, Israel

Re:
Indemnification Agreement

Ladies and Gentlemen:

        In connection with (i) our engagement to assist Paradigm Geophysical Ltd. and its affiliates (the "Company") with the matters set forth in the "Management Agreement" letter agreement, dated of even date herewith, by and between the Company and Fox Paine & Company, LLC ("Fox Paine"), and (ii) the "Reimbursement of Expenses" letter agreement, dated as of the date hereof, by and between the Company and Fox Paine (collectively, the "Letter Agreements"), the Company, Paradigm Geotechnology B.V. ("Parent") and Fox Paine are entering into this letter agreement. It is understood and agreed that in the event that Fox Paine or any of our members, employees, agents, affiliates or controlling persons, if any (each of the foregoing, including Fox Paine, being an "Indemnified Person"), becomes involved in any capacity in any action, claim, proceeding or investigation brought or threatened by or against any person, including you or your shareholders, financial advisors, underwriters or creditors, related to, arising out of or in connection with our engagement or any services provided by Fox Paine or any other Indemnified Person to you or any of your affiliates, or based on any relationship among the foregoing, including without limitation the service by any employee of Fox Paine as a director or officer of Parent, the Company or any of their respective affiliates (collectively, the "Services"), you will promptly reimburse, to the fullest extent permitted under applicable law, each such Indemnified Person for his, her or its legal and other costs and expenses (including the cost of any investigation and preparation, and any advances of expenses or other payments made by Fox Paine or any of its affiliates to any other Indemnified Person under any indemnification agreement or similar arrangement between Fox Paine and such other Indemnified Person) as and when they are incurred or advanced. You will, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each Indemnified Person from and against any losses, claims, damages, liabilities, costs or expenses to which any Indemnified Person may become subject under any applicable law or otherwise related to, arising out of or in connection with the Services, whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expense is initiated or brought by or on your behalf and whether or not in connection with any action, proceeding or investigation in which you or such Indemnified Persons are a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person's bad faith or gross negligence. You also agree that, to the fullest extent permitted under applicable law, no Indemnified Person shall have any liability (whether direct or indirect, in contract or otherwise) to you or your security holders or creditors related to, arising out of or in connection with the Services except to the extent that any loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person's bad faith or gross negligence. If multiple claims are brought against us in an arbitration related to, arising out of or in connection with our engagement, with respect to at least one of which such claims indemnification is permitted under applicable law, you agree that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

        If for any reason the foregoing indemnification is held unenforceable, then you shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by you on the one hand and the party entitled to contribution on the other hand in the matters contemplated by our engagement as well as the relative fault of yourselves and such party with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. You agree that for the purposes hereof the relative benefits received, or sought to be received, by us shall be deemed to be approximately equal to the fee paid or proposed to be paid to us, if any, in connection with the related Services for which such payment is to be made. To the extent permitted by applicable law, in no event shall we or any other Indemnified Person be required to contribute an aggregate amount in excess of the aggregate fees actually paid to us for the Services with respect to which such payment is made. Your reimbursement, indemnity and contribution obligations under this letter shall be in addition to any liability which you may otherwise have, shall not be limited by any rights we or any other Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of yourselves, ourselves, and any other Indemnified Persons.

        You agree that, without our prior written consent (which will not be unreasonably withheld), you will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not we or any other Indemnified Persons are an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding or investigation. No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby. This letter agreement and any claim related directly or indirectly to this letter agreement (including any claim concerning advice provided pursuant to this agreement) shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to choice of law or conflicts of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this letter agreement or the transactions contemplated hereby may be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereto hereby (i) consents and submits itself and its property to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (ii) consents to and submits itself and its property to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, and (iii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. We and you (on your behalf and, to the extent permitted by applicable law, on behalf of your stockholders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of or in connection with this letter agreement. This letter agreement shall remain in effect indefinitely, notwithstanding any termination or expiration of one or both of the Letter Agreements.

[SIGNATURE PAGE FOLLOWS]

        Please confirm that the foregoing is in accordance with your understandings and agreements with Fox Paine by signing a copy of this letter agreement in the space provided below.

Very truly yours,
FOX PAINE & COMPANY, LLC

		By:	/s/ Illegible

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:
PARADIGM GEOTECHNOLOGY B.V.

By:	/s/ TROY THACKER Name: Title:

PARADIGM GEOPHYSICAL LTD.

By:	/s/ Illegible Name: Title: CEO